UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 25, 2007

Avery Dennison Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7685	95-1492269
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

150 North Orange Grove Boulevard, Pasadena, California		91103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-304-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2007, Avery Dennison Corporation ("Company") issued a news release announcing that Ken C. Hicks has been elected as a director of the Company effective as of July 25, 2007. Mr. Hicks was also named as a member of the Nominating and Governance Committee of the Board of Directors. A copy of the news release is attached as Exhibit 99.1 hereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 25, 2007, the Board of Directors amended Section 2 of Article III of the Company’s Bylaws to increase the size of the Board of Directors from 10 to 11.

The text of the amended Section 2 of Article III of the Bylaws is attached as Exhibit 3.2.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

3.2.1 Amended Section 2 of Article III of the Bylaws
99.1 News release dated July 25, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avery Dennison Corporation

July 30, 2007	By:	/s/ Robert G. van Schoonenberg

Name: Robert G. van Schoonenberg
Title: Executive Vice President, Chief Legal Officer and Secretary

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Exhibit Index

Exhibit No.	Description

3.2.1	Amended Section 2 of Article III of the Bylaws
99.1	News release dated July 25, 2007